SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): April 6, 2001


                           F2 Broadcast Network, Inc.
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             (Exact name of registrant as specified in its charter)



      Nevada                       0-15435                       84-0974303
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(State or other jurisdiction    (Commission File           (IRS Employer
     of incorporation)                    Number)            Identification No.)



              6245 NW 9th Ave, Suite 102, Ft. Lauderdale, FL 33309
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               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (954) 736-1800
                                                             --------------




          (Former name or former address, if changed since last report)

Item 5. Other Events.
        ------------

On April 6, 2001 Legend Communications of Wyoming, LLC the owner of multiple radio stations, and F2 Broadcast Network Inc signed final documents for Legend Communications' acquisition of KGWY in Gillette, Wyoming for $1.9 million, including land, building, antennae, and licensing. Of the $1.9 million, $570,000 is in the form of a note receivable and approximately $500,000 will be used to pay existing debt related to the radio assets. The parties have executed the definitive sales agreement, and pending FCC approval is expected within the next few days.

The company believes that this cash infusion, which along with the pending sale of "The Comedy Works" comedy club leaves the company virtually debt free, and allows F2 to pursue its core competence in Internet Video Production, web-casting, and software development.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 22, 2001                   F2 BROADCAST NETWORK INC.



                                   By:      /s/ Howard B. Stern
                                      -----------------------------------------
                                      Howard B. Stern, Chief Executive Officer